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                                                                     EXHIBIT 3.2

                                                                    ADOPTED COPY

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                   ENRON CORP.

                              An Oregon Corporation

                                Date of Adoption

                                November 17, 2004

                        to be effective November 17, 2004

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                                TABLE OF CONTENTS

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Article I            SHAREHOLDERS:  MEETINGS AND VOTING........................................    1

           Section 1.          PLACE OF MEETINGS...............................................    1

           Section 2.          ANNUAL MEETINGS.................................................    1

           Section 3.          SPECIAL MEETINGS................................................    2

           Section 4.          NOTICE OF MEETINGS..............................................    2

           Section 5.          QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS................    2

           Section 6.          VOTING RIGHTS...................................................    3

           Section 7.          VOTING OF SHARES BY CERTAIN HOLDERS.............................    3

           Section 8.          PROXIES.........................................................    4

           Section 9.          SHAREHOLDER LISTS...............................................    4

Article II           DIRECTORS:  MANAGEMENT....................................................    5

           Section 1.          POWERS..........................................................    5

           Section 2.          NUMBER AND QUALIFICATIONS.......................................    5

           Section 3.          ELECTION AND TENURE OF OFFICE...................................    5

           Section 4.          VACANCIES.......................................................    5

           Section 5.          RESIGNATION OF DIRECTORS........................................    6

           Section 6.          MEETINGS........................................................    6

           Section 7.          NOTICE OF SPECIAL MEETINGS......................................    6

           Section 8.          QUORUM AND VOTE.................................................    7

           Section 9.          COMPENSATION....................................................    7

           Section 10.         CHAIR OF THE BOARD..............................................    8

Article III          COMMITTEES OF THE BOARD OF DIRECTORS......................................    8

           Section 1.          GENERAL AUTHORITY...............................................    8

           Section 2.          ACTION OF COMMITTEES............................................    8

           Section 3.          LIMITATION ON BOARD AUTHORITY...................................    8

Article IV           OFFICERS..................................................................    8

           Section 1.          DESIGNATION; ELECTION...........................................    8

           Section 2.          COMPENSATION AND TERM OF OFFICE.................................    9

           Section 3.          PRESIDENT.......................................................    9
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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           Section 4.          VICE PRESIDENTS.................................................    9

           Section 5.          SECRETARY.......................................................   10

           Section 6.          TREASURER OR CHIEF FINANCIAL OFFICER............................   10

           Section 7.          ASSISTANTS......................................................   10

Article V            CORPORATE RECORDS AND REPORTS - INSPECTION................................   10

           Section 1.          RECORDS.........................................................   10

           Section 2.          INSPECTION OF RECORDS...........................................   11

           Section 3.          CHECKS, DRAFTS, ETC.............................................   11

           Section 4.          EXECUTION OF DOCUMENTS..........................................   11

Article VI           CERTIFICATES AND TRANSFER OF SHARES.......................................   11

           Section 1.          CERTIFICATES FOR SHARES.........................................   11

           Section 2.          TRANSFER ON THE BOOKS...........................................   12

           Section 3.          LOST, STOLEN OR DESTROYED CERTIFICATES..........................   12

           Section 4.          TRANSFER AGENTS AND REGISTRARS..................................   12

           Section 5.          CLOSING STOCK TRANSFER BOOKS....................................   12

Article VII          GENERAL PROVISIONS........................................................   12

           Section 1.          SEAL............................................................   12

           Section 2.          AMENDMENT OF BYLAWS.............................................   12

           Section 3.          WAIVER OF NOTICE................................................   13

           Section 4.          ACTION WITHOUT A MEETING........................................   13

           Section 5.          TELEPHONIC MEETINGS.............................................   14

           Section 6.          FACSIMILE SIGNATURES............................................   14

Article VIII         INDEMNIFICATION...........................................................   14

Article IX           TRANSACTIONS WITH INTERESTED DIRECTORS....................................   15

           Section 1.          VALIDITY OF TRANSACTION.........................................   15

           Section 2.          APPROVAL BY BOARD...............................................   16

           Section 3.          APPROVAL BY SHAREHOLDERS........................................   16

Article X            LIMITATION OF DIRECTOR AND OFFICER LIABILITY..............................   16
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

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                   ENRON CORP.

                                    ARTICLE I
                        SHAREHOLDERS: MEETINGS AND VOTING

Section 1. PLACE OF MEETINGS

            Meetings of the shareholders of Enron Corp., an Oregon corporation (the "Corporation"), will be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2. ANNUAL MEETINGS

            (a) The annual meeting of the shareholders will be held on such date and at such time as fixed by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the shareholders will elect by vote a Board of Directors, consider reports of the affairs of the Corporation as may be submitted to them, and transact such other business as may properly be brought before the meeting.

            (b) At the annual meeting of the shareholders, only such matters as will have been properly brought before the meeting will be considered and acted upon. To be properly brought before an annual meeting, a matter must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder. For any matter to be properly brought before the annual meeting by a shareholder, including any nominations for director other than nominations made by the existing Board of Directors or any nominating committee appointed by the Board of Directors, the shareholder must have given prior written notice to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of shareholders of the corporation. A shareholder's notice to the Secretary in order to be valid must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the matter proposed to be brought before the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter. No matter will be considered or acted upon at an annual meeting except in accordance with the procedures set forth in this Section 2.. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the

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provisions of this section. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and any such matter will not be considered or acted upon.

Section 3. SPECIAL MEETINGS

            The Corporation will hold a special meeting of shareholders upon the call of the Board of Directors, or if the holders of not less than 25 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4. NOTICE OF MEETINGS

            (a) The Corporation will notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than ten days before the meeting date. Unless Oregon law or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Unless required by law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting will include a description of the purpose or purposes for which the meeting is called.

            (b) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting will be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

            (c) A shareholder's attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5. QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on the matter by the voting

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group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6. VOTING RIGHTS

            (a) The persons entitled to receive notice of and to vote at any shareholders meeting will be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors.

            (b) Except as otherwise provided in the Articles of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

            (c) Unless otherwise provided in the Articles of Incorporation or by law, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

            (d) Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7. VOTING OF SHARES BY CERTAIN HOLDERS

            (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

                  (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation

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            requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (iv) The name signed purports to be that of a pledgee,
            beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

                  (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

Section 8. PROXIES

            A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9. SHAREHOLDER LISTS

            After fixing a record date for a meeting, the Corporation will prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

            The shareholder list will be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list will be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, will be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

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            The Corporation will make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

            Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.

                                   ARTICLE II
                              DIRECTORS: MANAGEMENT

Section 1. POWERS

            The Corporation will have a Board of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2. NUMBER AND QUALIFICATIONS

            The number of directors that shall constitute the whole Board of Directors shall be as provided in the Articles of Incorporation. Any decrease in the number of directors implemented by the Board of Directors does not shorten an incumbent director's term. Directors need not be residents of the state of Oregon or shareholders of the Corporation, unless required by the Articles of Incorporation.

Section 3. ELECTION AND TENURE OF OFFICE

            Subject to Section 4 of this Article II, the directors will be elected by ballot at the annual meeting of the shareholders. The terms of all directors expire at the next annual shareholders meeting following their election. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected or until there is a decrease in the number of directors. Subject to paragraph (c) of Section 4 of this Article II, a director's term of office will begin immediately after election.

Section 4. VACANCIES

            (a) A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

            (b) If a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy, subject to the limitations set forth in the Articles of Incorporation. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

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            (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

            (d) If the vacancy has not been filled by action of the Board of Directors prior to the next meeting of the shareholders occurring after the vacancy was created, the shareholders may fill the vacancy.

Section 5. RESIGNATION OF DIRECTORS

            A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6. MEETINGS

            (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

            (b) Annual meetings of the Board of Directors will be held without notice immediately following the adjournment of the annual meetings of the shareholders.

            (c) Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

            (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Corporation's Chair of the Board or by any director. The person calling a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 7. NOTICE OF SPECIAL MEETINGS

            (a) Special meetings of the Board of Directors will be preceded by at least 48 hours' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice shall be delivered in writing either personally, by mail or by electronic transmission. Such notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly

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addressed to the director's address shown in the Corporation's records; or (iii)
on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

            (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            (c) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 8. QUORUM AND VOTE

            (a) Unless the Articles of Incorporation provide otherwise, a majority of the directors in office will constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

            (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

            (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9. COMPENSATION

            The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that directors be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or a stated retainer for service on the Board of Directors or any committee thereof. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

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Section 10. CHAIR OF THE BOARD

            The Chair of the Board shall be chosen by a majority of the Board of Directors and will preside at all meetings of the Board of Directors and at meetings of the shareholders, and will have all powers and responsibilities attendant therewith. If the Chair of the Board is absent, the Board of Directors shall appoint an interim Chair of the Board to serve and perform the responsibilities and duties of the Chair of the Board during the Chair's absence. The Chair of the Board shall not be an officer of the Corporation.

                                   ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. GENERAL AUTHORITY

            Subject to law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may create such committees as it deems necessary or appropriate from time to time, consisting of such number of its members and having such powers as it may designate. Each such committee will have one or more members, who will serve at the pleasure of the Board of Directors.

Section 2. ACTION OF COMMITTEES

            All actions of a committee will be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article II of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 3. LIMITATION ON BOARD AUTHORITY

            Notwithstanding anything to the contrary herein, the power of the Board of Directors to: (a) create committees of the Board of Directors; (b) grant or remove authority of such committees; and (c) appoint or remove members of such committees, shall in each such case be subject to prior approval by the director that was appointed to the Board of Directors after consultation with the ENA Examiner (as defined in the Corporation's Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Code, as amended or supplemented from time to time) (the "ENA Examiner Approved Director"), unless the ENA Examiner Approved Director is appointed to such committee.

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

                                   ARTICLE IV
                                    OFFICERS

Section 1. DESIGNATION; ELECTION

            (a) The officers of the Corporation will be a President, a Secretary and such other officers and assistant officers as the Board of Directors will from time to time appoint, none of whom need be members of the Board of Directors. The officers will be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

            (b) A vacancy in any office because of death, resignation, removal or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2. COMPENSATION AND TERM OF OFFICE

            (a) The compensation and term of office of all the officers of the Corporation will be fixed by the Board of Directors.

            (b) The Board of Directors may remove any officer at any time, either with or without cause.

            (c) Any officer may resign at any time by giving written notice to the Board of Directors, the Corporation's chief executive officer or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or
(iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor will not take office until the effective date.

            (d) This section will not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3. PRESIDENT

            The President will be the chief executive officer of the Corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation.

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

Section 4. VICE PRESIDENTS

            The Vice Presidents, if any, will perform such duties as the Board of Directors prescribes. In the absence or disability of the President, the President's duties and powers will be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 5. SECRETARY

            (a) The Secretary will keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, and if a special meeting, how authorized, the notice given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

            (b) The Secretary will keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

            (c) The Secretary will give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary will keep the seal and affix it to all documents requiring a seal. The Secretary will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6. TREASURER OR CHIEF FINANCIAL OFFICER

            The Treasurer or Chief Financial Officer, as designated by the Board of Directors if such office is established, will be responsible for the funds of the Corporation, will pay them out only on the checks of the Corporation signed in the manner authorized by the Board of Directors, will deposit and withdraw such funds in such depositories as may be authorized by the Board of Directors, and will keep full and accurate accounts of receipts and disbursements in books maintained at the Corporation's principal offices.

Section 7. ASSISTANTS

            The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer or Chief Financial Officer. Such assistants may exercise the powers of the Secretary or Treasurer or Chief Financial Officer, as the case may be, and will perform such duties as are prescribed by the Board of Directors.

                                       10
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                                    ARTICLE V
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS

            The Corporation will maintain all records required by law. All such records will be kept at its principal office, registered office or at any other place designated by the Corporation's chief executive officer, or as otherwise provided by law.

Section 2. INSPECTION OF RECORDS

            The records of the Corporation will be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by law.

Section 3. CHECKS, DRAFTS, ETC.

            All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, will be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4. EXECUTION OF DOCUMENTS

            The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provision of these Bylaws, no officer, agent or employee of the Corporation will have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                   ARTICLE VI
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES

            (a) Certificates for shares will be in such form as the Board of Directors may designate, will designate the name of the Corporation and the state law under which the Corporation is organized, will state the name of the person to whom the shares represented by the certificate are issued, and will state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations and rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for

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future series will be summarized on the front or back of each certificate, or in lieu thereof each certificate may state conspicuously on its front or back that the Corporation will furnish shareholders with this information on request in writing and without charge.

            (b) Each certificate for shares must be signed, either manually or in facsimile, by the Chair, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile if the Corporation maintains a corporate seal.

            (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2. TRANSFER ON THE BOOKS

            Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation's stock transfer records, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES

            In the event a certificate is represented to be lost, stolen or destroyed, a new certificate will be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 4. TRANSFER AGENTS AND REGISTRARS

            The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

Section 5. CLOSING STOCK TRANSFER BOOKS

            The Board of Directors may close the transfer books and defer any requested transfer of shares for a period not exceeding 70 days nor less than 10 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

                                   ARTICLE VII
                               GENERAL PROVISIONS

Section 1. SEAL

            If the Corporation elects to have a corporate seal, the seal will be circular in form and will have inscribed thereon the name of the Corporation and the state of its incorporation.

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Section 2. AMENDMENT OF BYLAWS

            (a) Except as otherwise provided by law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

                  (i) The Articles of Incorporation or Oregon law reserve this power exclusively to the shareholders in whole or in part; or

                  (ii) The shareholders in amending or repealing a particular
            Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

            (b) Subject to the voting requirements established in the Articles of Incorporation, the Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

            (c) Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred will be stated in such book and place.

Section 3. WAIVER OF NOTICE

            (a) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of Article I of these Bylaws, the waiver will be in writing, will be signed by the shareholder entitled to the notice, and will be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

            (b) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of Article II of these Bylaws, the waiver will be in writing, will be signed by the director entitled to the notice, will specify the meeting for which notice is waived and will be filed with the minutes or appropriate records.

Section 4. ACTION WITHOUT A MEETING

            (a) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action will be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 4 is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first

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shareholder signs the consent. A consent signed under this Section 4 has the effect of a meeting vote and may be described as such in any document.

            (b) Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board. The action will be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 5. TELEPHONIC MEETINGS

            (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

            (b) Unless the Articles of Incorporation provide otherwise, shareholders may participate in any annual or special shareholder meeting by, and any such meeting may be conducted through, use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 6. FACSIMILE SIGNATURES

            The officers may issue stock certificates by use of facsimile signatures in any name allowed by law and may use facsimile signatures for any purposes authorized by the Board of Directors.

                                  ARTICLE VIII
                                 INDEMNIFICATION

            (a) The Corporation will indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (excluding any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

                  (i) the person is or was a director or officer of the
            Corporation or any of its subsidiaries;

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

                  (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

                  (iii) the person is or was serving, at the request of the
            Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

            (b) The Corporation shall indemnify its directors and officers, and may indemnify its employees and other agents, in each case to the fullest extent permitted by law.

            (c) The expenses incurred by a director or officer or other indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, may be authorized by the Board of Directors to be paid by the Corporation in advance upon written request if the indemnified person:

                  (i) furnishes the Corporation a written affirmation that in good faith the person believes that he or she is entitled to be indemnified by the Corporation; and

                  (ii) furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation.

            (d) The rights of indemnification provided in this Article VIII will be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise; will continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and will inure to the benefit of the heirs, executors and administrators of such person.

            (e) Any repeal of this Article VIII will be prospective only and no repeal or modification of this Article VIII will adversely affect any right or protection that is based upon this Article VIII and pertains to an act or omission that occurred prior to the time of such repeal or modification. Notwithstanding anything to the contrary herein, this Article VIII shall not be deemed to provide any right or protection to any person with regard to any act or omission that occurred prior to the adoption of this Article VIII.

                                   ARTICLE IX
                     TRANSACTIONS WITH INTERESTED DIRECTORS

Section 1. VALIDITY OF TRANSACTION

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            No transaction involving the Corporation will be voidable by the
Corporation solely because of a director's direct or indirect interest in the transaction if:

            (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction; or

            (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

            (c) The transaction was fair to the Corporation.

            Solely for purposes of this Article IX, a director of the Corporation has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or the transaction is with another entity of which the director is a director, officer or trustee and the transaction is or should be considered by the Board of Directors.

Section 2. APPROVAL BY BOARD

            For purposes of Section 1 of this Article IX, a transaction in which a director has an interest is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article IX by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum will be deemed to be present for the purpose of taking action under this Article IX. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken by the Board of Directors or a committee thereof if the transaction is otherwise authorized, approved or ratified in any manner as provided in Section 1.

Section 3. APPROVAL BY SHAREHOLDERS

            For purposes of Section 1 of this Article IX, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article IX, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity affiliated with the director as described in Section 1 of this Article IX may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under this Article IX. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article IX constitutes a quorum for the purpose of taking action under this Article IX.

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                                    ARTICLE X
                  LIMITATION OF DIRECTOR AND OFFICER LIABILITY

            To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director or officer. Without limiting the generality of the foregoing, if the Oregon Business Corporation Act (the "Act") is amended after this Article X becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of directors or officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. No amendment or repeal of this Article X nor the adoption of any provision of these Bylaws inconsistent with this Article X nor a change in the law shall adversely affect any right or protection that is based upon this Article X and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article X unless the change in the law specifically requires such reduction or elimination. Notwithstanding anything to the contrary herein, this Article X shall not be deemed to provide any right or protection to any person with regard to any act or omission that occurred prior to the adoption of this Article X.

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